EXHIBIT 99.4

China Wi-Max Communications

English Translation of Business License of Yuan Shan Shi Dai Technology Development Ltd.

Corporate Business License

Registration No. 110108010798937 Name: Beijing Yuan Shan Technology Development Ltd. Address: 66 East Zhong Guan Chun Rd, Building 2, Room 2503G5, HaiDian District, Beijing

Name of Legal Representative: Wei Zhou

Registered Capital: 400,000RMB

Paid-up Capital: 40,000RMB

Type of Company: A limited liability company (natural, solely)

Business Scope:

Can not operate: in a business banned by law or by administrative regulations, or banned by the decisions of the State Council;

Before operating a business which is approved by law, administrative regulations or decision of the State Council, it has to be authorized by an approving authority and registered at one of the industrial and commercial administrative organization;

The company can choose its own business projects which are compliant in the provisions permitted by law, administrative regulations, and the decision of the State Council.

Date Established: Feb. 4, 2008 Business Duration: From Feb.4, 2008 to Feb.3, 2028

Febuary 4, 2008 Seal: The Beijing Municipal Administration of Industry and Commerce Haidian Branch

Please apply for annual inspection from March 1 to June 30 every year

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EXHIBIT 99.4

China Wi-Max Communications

企业法人营业执照

注册号 110108010798937

名　　称 北京远山时代科技发展有限公司

住　　所 北京市海淀区中关村东路66号2号楼2503G5

法定代表人姓名 周微

注册资本 40万元

公司类型 有限责任公司（自然人独资）

实收资本 40万元

经营范围 法律、行政法规、国务院决定禁止的，不得经营；法律、行政法规、国务院决定规定应经许可的，经审批机关批准并经工商行政管理机关登记注册后方可经营；法律、行政法规、国务院决定未规定许可的，自主选择经营项目开展经营活动。＊＊＊

成立日期 2008年02月04日

营业期限 2008年02月04日至 2028年02月03日

北京市工商行政管理局海淀分局

2008年02月04日

请于每年3月1日至6月30日向登记机关申报年检

中华人民共和国国家工商行政管理总局制

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